UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 2, 2015

Appliance Recycling Centers of America, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	000-19621	41-1454591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

175 Jackson Avenue North, Suite 102, Minneapolis, Minnesota	55343-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 930-9000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On December 2, 2015, Appliance Recycling Centers of America, Inc. (the “Company”) announced that it has received and is responding to a significant influx of inquiries from potential customers and industry members relating to appliance replacement and recycling programs. The inquiries are related to the appointment of a receiver for JACO Environmental, Inc. (“JACO”) by the Superior Court of Washington for King County. According to the Court’s order appointing the receiver, which was entered on November 18, 2015, “[JACO]’s business operations are no longer viable as a going concern and the Receiver’s authority under this Order is therefore strictly limited to conducting an orderly liquidation of a failed business, not a continuation of [JACO]’s ordinary course business operations.”

The Company believes the winding up of JACO’s business operations presents opportunities for the Company to obtain additional appliance recycling and replacement contracts with utility companies, retailers and original equipment manufacturers around the country, and that such additional contracts, if obtained, could have a material favorable impact on the Company. However, it is too early to determine whether and the extent to which the Company will obtain such contracts. To date, the Company has obtained one short-term recycling contract with a utility company in the State of Washington that was scheduled to be awarded to JACO. The Company intends to actively pursue other opportunities for additional appliance recycling and replacement contracts.

The Company has been in contact with Mark Welch, the Receiver appointed to JACO, and are working with him to acquire certain JACO assets. It is our understanding that the process to acquire assets from JACO has only begun and that it will take time to work through the approvals in the courts.

The Company has already received a considerable number of calls and inquiries from former JACO employees and subcontractors who are looking for a fresh start. We consider it to be a high priority to get as many of these people back to work.

The press release issued by the Company relating to the foregoing development is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements. This Current Report on Form 8-K contains statements that are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s future operations. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions, competition in the retail and recycling industries and regulatory risks. Other factors that could cause operating and financial results to differ are described in the Company’s periodic reports filed with the Securities and Exchange Commission. Other risks may be detailed from time to time in reports to be filed with the SEC.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press Release issued by the Company dated December 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2015	Appliance Recycling Centers of America, Inc.

By:	/s/ Edward (Jack) R. Cameron
Edward (Jack) R. Cameron Chief Executive Officer

3